                                                                     EXHIBIT 4.3



                          REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of April 24, 1998, by and among Amazon.com, Inc., a Delaware corporation (the "Company"), and the former stockholders of Telebook, Inc. ("Telebook") listed on Exhibit A hereto (each a "Stockholder" and, collectively, the "Stockholders").


                                    RECITALS

        A. The Company, the Stockholders, Amazon.com International, Inc. (the "Purchaser") and Telebook are parties to the Agreement and Plan of Merger dated as of April 24, 1998 (the "Merger Agreement"), whereby Telebook will be merged with and into the Purchaser, with the Purchaser as the surviving corporation.

        B. Pursuant to the Merger Agreement, the Company is transferring to the Stockholders up to 293,996 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), subject to adjustment as provided in the Merger Agreement (such number of shares, as adjusted, being referred to herein as the "Shares").

        C. The execution of this Agreement by the parties hereto is a condition to the parties' obligations under the Merger Agreement.


                                    AGREEMENT

        NOW, THEREFORE, the parties hereto agree as follows:

1.      DEFINITIONS

        For purposes of this Agreement:

        (a) "Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

        (b) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

        (c) "Holder" means any holder of Registrable Securities.

        (d) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement on Form S-3 (or any successor form) in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

        (e) "Registrable Securities" means (i) the Shares issued under the Merger Agreement other than the Shares included in the Escrow Amount (as defined in the Merger Agreement) and the Shares subject to the Pledge Agreements to Employment Agreements, dated the date hereof, between the Company and each of the Stockholders, and (ii) any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the securities described in clause (i); provided, however, that those shares as to which any of the following apply shall cease to be Registrable Securities: (A) a registration statement with respect to the sale of such Registrable Securities shall have become effective under the Act and such Registrable Securities shall have been disposed of under such registration statement, (B) such Registrable Securities can be sold pursuant to Rule 144 promulgated under the Act ("Rule 144") or any successor rule or provision promulgated under the Act without volume limitation or within a three-month period pursuant to the volume limitations and other applicable requirements of Rule 144, or (C) such Registrable Securities shall have ceased to be outstanding.

        (f) "SEC" means the United States Securities and Exchange Commission.

        (g) "Trading Day" means any day on which the Nasdaq National Market is open for trading.

        (h) "Transfer" means to sell, assign, transfer or otherwise dispose (other than by a pledge) of all or any part of the Common Stock.

2.      REGISTRATION RIGHTS

        (a)    AGREED REGISTRATION

               (i) Subject to the other provisions of this Section 2 and after the date the Company becomes eligible to use Form S-3 (or any successor form), the Company shall undertake to use commercially reasonable efforts to register the Registrable Securities pursuant to this Section 2(a). If the Company expects to be able to effect such registration, it shall notify the Holders in writing that it plans to file a registration statement and effect a registration under the Act with respect to up to the total number of Registrable Securities issued under the Merger Agreement (including but not limited to shares issued pursuant to the Registration Upward Adjustment or Rule 144 Upward Adjustment, as defined and set forth in Section 1.6.1 of the Merger Agreement) or issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Registrable Securities issued under the Merger Agreement. Within 10 days of receipt of such notice, each Holder shall notify





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

the Company in writing whether such Holder will participate in such registration and, if so, the number of Registrable Securities to be included (each such notice, a "Participation Notice"). Subject to the other provisions of this
Section 2, the Company shall use commercially reasonable efforts to effect as soon as practicable following the receipt of the Participation Notices the registration under the Act of all Registrable Securities that such Holder or Holders so request to be registered.

               (ii) The Company shall not be required to include in a registration pursuant to Section 2(a)(i) Registrable Securities held by a Holder (and shall have no further obligations pursuant to this Section 2(a) with respect to such Holder) if the Company does not receive a Participation Notice from such Holder within the time period specified in Section 2(a)(i) or such Holder subsequently withdraws his or her Participation Notice.

               (iii) All obligations of the Company pursuant to Section 2(a)(i) shall terminate prior to filing and/or effectiveness if the Company does not receive a Participation Notice from any Holder or if each participating Holder subsequently withdraws his or her Participation Notice.

               (iv) Notwithstanding the foregoing, if the Company shall furnish to the Holders a certificate signed by an officer of the Company stating that in the good-faith judgment of the Board of Directors, it would be detrimental to the Company and its stockholders for such registration statement to be filed or declared effective (including, without limitation, because the Company has filed or expects to file a registration statement for the public offering of the Company's securities to the general public) and that it is therefore advisable not to file or request effectiveness of, as the case may be, such registration statement, then the Company shall have the right to defer the filing or effectiveness, or both. If, pursuant to such deferral or deferrals, the Company is unable to file or request effectiveness before the first anniversary of the date of this Agreement, the Company shall not be obligated to effect a registration pursuant to this Section 2(a).

               (v) The Company shall be obligated to effect only one registration pursuant to this Section 2(a). If, pursuant to Sections 2(a)(iii) or (iv), the Company is not obligated to effect a registration, the Company has no further registration obligations pursuant to this Section 2(a).

               (vi) The Company shall not be required under this Section 2(a) to include any Registrable Securities in an underwritten offering.

               (vii) Notwithstanding any other provision in this Section 2(a), if, at any time during the period commencing on the effective date of the registration





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

statement filed pursuant to this Section 2(a) and ending on the date on which the Company is no longer obligated to take action to maintain the effectiveness of the registration statement pursuant to Section 2(c)(i), there is a suspension of trading on the sale of shares of the Company's Common Stock for more than one Trading Day on the Nasdaq National Market or on any national securities exchange on which the Company's Common Stock is listed, the Company agrees at its option to: (i) extend the time period mentioned in Section 2(c)(i) by the number of days in the period from and including the date upon which such suspension takes effect to and including the date upon which trading resumes; or (ii) use all commercially reasonable efforts to effect a registration as soon as commercially practicable after trading resumes pursuant to this Section 2.

               (viii) In the event that, during the period commencing on the effective date of the registration statement filed pursuant to this Section 2(a) and ending on the date on which the Company is no longer obligated to take action to maintain the effectiveness of the registration statement pursuant to
Section 2(c)(i), the Company provides a notice pursuant to Section 2(c)(v), the time period mentioned in Section 2(c)(i) shall be tolled until the Company provides an amendment or supplement to the registration statement pursuant to
Section 2(c)(ii).

        (b)    PIGGYBACK REGISTRATION

               (i) If prior to the first anniversary of the date hereof the Company proposes (whether at the request of any other person or otherwise) to register any equity security under the Act on any registration form (otherwise than for the registration of securities to be offered and sold pursuant to (a) an employee benefit plan, (b) a dividend or interest reinvestment plan, (c) other similar plans (d) any offering with any debt or preferred stock component, including, but not limited to, an offering of convertible securities, or (e) reclassifications of securities, mergers, consolidations and acquisitions of assets on Form S-4 or any successor thereto) prescribed by the SEC permitting a secondary offering or distribution, the Company shall promptly give to the Holders written notice of such proposal which shall describe in detail the proposed registration and distribution and, upon the written request of any Holder given within 15 days after the date of any such notice, proceed to include in such registration such shares of Registrable Securities as have been requested by any such Holder to be included in such registration. The Company shall in each instance use commercially reasonable efforts to effect the registration under the Act of all Registrable Securities that such Holder or Holders so request to be registered.

               (ii) If the registration of which the Company gives notices is for a registered public offering involving an underwriting, the Company shall so advise the





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

Holders as a part of the written notice given pursuant to this Section 2(b). In such event, the right of any Holder to registration pursuant to this section shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting, to the extent requested, to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this section, if the managing underwriter determines and advises the Company in writing that, in its opinion, the inclusion of the Registrable Securities with the securities being registered by the Company and other shares of prospective sellers would have a material adverse effect on the distribution of all such securities, then the managing underwriter may limit the number of shares of Registrable Securities and other prospective sellers to be included in the registration and underwriting, on a pro rata basis based on the total number of securities (including, without limitation, Registrable Securities) entitled to registration pursuant to registration rights granted by the Company; provided, however, no such reduction may reduce the number of securities being sold by all the holders of securities entitled to registration other than the Company to less than fifteen percent (15%) of the shares being sold in such offering. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder or other holder to the nearest 100 shares. If any Holder or holder of other securities entitled to registration disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter delivered at least twenty-one (21) days prior to the effective date of the registration statement. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to one hundred eighty (180) days after the effective date of the registration statement relating thereto.

               (iii) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2(b) prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

        (c)    OBLIGATIONS OF THE COMPANY

        Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:





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

               (i) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of any Holder participating in the distribution, keep such registration statement effective for up to 10 days or until the distribution contemplated in the registration statement has been completed, whichever is earlier; provided, however, that the Company shall be required to effect such registration only if Form S-3 (or any successor form) is available.

               (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

               (iii) Furnish to the Holders participating in a distribution such number of copies of a prospectus relating thereto, including a preliminary prospectus, conforming with the requirements of the Act, and such other documents as any such Holder may reasonably request to facilitate the disposition of all securities covered by such registration statement.

               (iv) Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other applicable securities or Blue Sky laws of such jurisdictions as are reasonably requested by any participating Holder; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdictions and except as may be required by the Act.

               (v) Notify each Holder participating in a distribution, at any time when a prospectus relating to a registration statement effected pursuant to
Section 2(a) or (b) is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

               (vi) Apply for listing and use commercially reasonable efforts to list the Registrable Securities being registered on the Nasdaq National Market or any national securities exchange on which the Common Stock is listed.





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

        (d)    FURNISH INFORMATION

        It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that each Holder participating in a distribution shall (i) furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended plan of distribution of such securities as is reasonably required to effect the registration of its Registrable Securities and (ii) execute such documents in connection with such registration as the Company may reasonably request.

        (e)    EXPENSES OF REGISTRATION

        The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to registrations pursuant to Section 2(a) and (b), including, without limitation, all registration, filing and qualification fees, printing and accounting fees, the fees and disbursements of counsel for the Company, and up to US$20,000 in fees and expenses of one counsel for all Holders; provided, however, that the Holders participating in an underwritten registration pursuant to Section 2(b) shall bear the expenses of any underwriting discounts and commissions relating to the Registrable Securities.

        (f)    INDEMNIFICATION

        In the event any Registrable Securities are included in a registration statement under this Agreement:

               (i) To the extent permitted by law, the Company will indemnify and hold harmless each Holder participating in a distribution, each of its agents, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or such underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the Exchange Act or other applicable federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any of the following statements, omissions or violations (collectively, a "Violation"): (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (C) any violation or alleged violation by the Company of the Act, the Exchange Act, any applicable state securities law or any rule or regulation





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

promulgated under the Act, the Exchange Act or any applicable state securities law with respect to such registration statement; and the Company will reimburse each such Holder or any of its agents for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2(f)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the Company's consent, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action (1) to the extent that it arises out of or is based on a Violation that occurs in reliance on and in conformity with written information furnished expressly for use in connection with such registration by, or on behalf of, such Holder or any underwriter or controlling person or (2) to the extent that it arises out of or is based on an untrue statement or alleged untrue statement or omission or alleged omission that (w) was contained in a preliminary prospectus delivered by a Holder to the person asserting any such loss, claim, damage or liability (the "Party"); (x) was corrected in a final or amended prospectus, which was made available to such Holder by the Company prior to the confirmation of the sale of the Registrable Securities to the Party; (y) was not delivered by the Holder to the Party at or prior to the confirmation of such sale to the Party; and (z) such delivery was required by the Act. Any request for indemnification shall be made in accordance with Section 2(f)(iii).

               (ii) To the extent permitted by law, each Holder who participates in a distribution pursuant to this Agreement will indemnify and hold harmless the Company, each of its officers, directors, agents and employees, any underwriter, each person, if any, who controls the Company within the meaning of the Act, any other stockholder selling securities in such registration statement or any of its officers, directors, agents and employees and any person who controls such selling stockholder, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the Exchange Act or other applicable federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance on and in conformity with written information furnished by, or on behalf of, such Holder expressly for use in connection with such registration; and each Holder will reimburse the Company or any such officer, director, agent, employee, controlling person, underwriter or other selling stockholder, officer, director, agent, employee or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this
Section 2(f)(ii) shall not apply (A) to amounts paid in settlement of any such loss, claim, damage, liability or action if such





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settlement is effected without the consent of the Holders, which consent shall not be unreasonably withheld, or (B) in the case of a sale directly by the Company of its securities (including a sale of such securities through any underwriter retained by the Company to engage in a distribution solely on behalf of the Company), to the extent that the claim arises out of or is based on an untrue statement or alleged untrue statement or omission or alleged omission that was contained in a preliminary prospectus and corrected in a final or amended prospectus, and the Company failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the securities to the person asserting any such loss, claim, damage or liability, in any case where such delivery is required by the Act; provided, further, that in no event shall any Holder's obligation to indemnify under this Section 2(f)(ii) exceed the net proceeds from the offering received by such Holder. Any request for indemnification shall be made in accordance with Section 2(f)(iii).

               (iii) Promptly after receipt by an indemnified party under this
Section 2(f) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2(f), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the opinion of counsel for the indemnified party, representation of such indemnified party by counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable period of time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2(f) to the extent prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability it may have to any indemnified party otherwise than under this Section 2(f).

               (iv) If recovery is not available under the foregoing indemnification provisions of this Section 2(f), for any reason other than as specified therein, then the party entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, except to the extent that contribution is not permitted under Section 11(f) of the Act. The relative fault of the





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indemnifying party and indemnified party shall be determined by reference to, among other things, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances, including, without limitation, whether any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Stockholder, on the other hand. No Holder shall be obligated to make any contribution hereunder which in the aggregate exceeds the net proceeds from the offering received by such Holder, less the aggregate amount of any damages which it and its controlling persons have otherwise been required to pay in respect of the same claim or any substantially similar claim.

        (g)    REPORTS UNDER THE ACT

        With a view to making available to Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

               (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

               (ii) take such action as is necessary to enable a Holder to utilize Form S-3 under the Act for the sale of Registrable Securities;

               (iii) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act; and

               (iv) furnish to each Holder, so long as such Holder owns any Registrable Securities, forthwith upon request (A) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Act and the Exchange Act, (B) a copy of the Company's most recent annual or quarterly report and such other reports and documents so filed by the Company, and (C) such other information as may be reasonably requested in availing such Holder of any SEC rule or regulation that permits the selling of any such securities without registration.

        (h)    LOCK-UP AGREEMENT

        Each Stockholder hereby agrees that such Stockholder shall not, to the extent requested by the Company or an underwriter of Common Stock (or other securities with an equity component) of the Company, sell or otherwise transfer or dispose (other than to donees who agree to be similarly bound) of any Registrable Securities





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for 180 days following the effective date of a registration statement of the
Company filed under the Act; provided, however, that all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

3.      REMEDIES

        In the event of a breach by any party hereto or assignee hereunder of its obligations under this Agreement, the other parties hereto, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each party hereto agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

4.      ATTORNEYS' FEES

        In the event of any action to enforce this Agreement, for interpretation or construction of this Agreement or on account of any breach of or default under this Agreement, the prevailing party in such action shall be entitled to recover, in addition to all other relief, from the other party all reasonable attorneys' fees incurred by the prevailing party in connection with such action (including, but not limited to, any appeal thereof); provided, however, that if more than one item is disputed and the final decision is against each party as to one or more of the disputed items, then such attorneys' fees shall be apportioned in accordance with the monetary values of the items decided against each party.

5.      NOTICES

        Any notice or demand desired or required to be given hereunder shall be in writing and deemed given when personally delivered, delivered by overnight courier, or sent by facsimile, and addressed to each party as set forth below, or to such other address as any party shall have previously designated by such a notice. Any notice so delivered personally shall be deemed to be received on the date of delivery, any notice so sent by facsimile shall be deemed to be received on the date reception is confirmed and any notice so delivered by overnight courier shall be deemed to be received on the date of receipt.





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        Notices to the Company and the Stockholders shall be sent as follows:

        TO THE COMPANY:

               (a)    Amazon.com, Inc.
                      1516 Second Avenue
                      Seattle, WA  98101
                      Facsimile:  (206) 694-2082
                      Attention:  Randy Tinsley

               with a copy to:

                      Perkins Coie LLP
                      1201 Third Avenue, 40th Floor
                      Seattle, WA  98101-3099
                      Facsimile:  (206) 583-8500
                      Attention:  L. Michelle Wilson, Esq.


        TO THE STOCKHOLDERS:

               (b)    Michael J.G. Gleissner
                      5236 Pine Tree Drive
                      Miami Beach, FL 33140
                      Facsimile: (305) 418-7362


               with a copy to:

                      DeForest & Duer
                      90 Broad Street
                      New York, NY  10004
                      Facsimile:  (212) 425-7581
                      Attention:  Louis E. Black, Esq.

6.      AMENDMENTS AND WAIVERS

        Any term of this Agreement may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holders of a majority in interest of the Registrable Securities.





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7.      SEVERABILITY

        If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.      TERM

        This Agreement shall terminate as to the Stockholders or any permitted assignee, upon the earlier of the first anniversary of the date of this Agreement and such date as the Stockholders or any such permitted assignee together with its affiliates beneficially owns less than 10% of the Registrable Securities originally issued to such Stockholders (appropriately adjusted for stock splits and similar events); provided, however, that the rights and obligations pursuant to Section 2(g) shall terminate upon the second anniversary of the date of this Agreement.

9.      APPLICABLE LAW

        This Agreement shall be governed by and construed in accordance with the laws of the state of Washington as applied to agreements among Washington residents executed and to be performed entirely within such state.

10.     COUNTERPARTS

        This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.     ENTIRE AGREEMENT

        This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements with respect to the subject matter hereof.


                          [This space intentionally left blank.]





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


        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first above written.


                                        COMPANY:

                                        AMAZON.COM, INC..


                                        By: /s/ Alan Caplan
                                           -------------------------------------
                                            Alan Caplan, Vice President and
                                            General Counsel


                                        STOCKHOLDERS:




                                        By: /s/ Michael J.G. Gleissner
                                           -------------------------------------
                                        Name:   Michael J.G. Gleissner



                                        By: /s/ Christian Jagodzinski
                                           -------------------------------------
                                        Name:   Christian Jagodzinski



                                        By: /s/ Ulrike Stadler
                                           -------------------------------------
                                        Name:   Ulrike Stadler



                                        By: /s/ Maria Garcia Nielsen
                                           -------------------------------------
                                        Name:   Maria Garcia Nielsen









                                      -14-